Exhibit 99.1

Jarden Corporation

Rachel Wilson

914-967-9400

Investor Relations: Allison Malkin

ICR, Inc.

203-682-8225

Press: Liz Cohen

Weber Shandwick

212-445-8044

FOR IMMEDIATE RELEASE

JARDEN REPORTS SECOND QUARTER RESULTS

Record Second Quarter Net Sales of $1.98 Billion

Second Quarter Net Sales Growth of over 12%

Second Quarter Organic Net Sales Growth of 3.1%

Miami, FL, July 24, 2014—Jarden Corporation (NYSE: JAH) today reported its financial results for the three and six months ended June 30, 2014.

For the three months ended June 30, 2014:

•	Organic net sales grew 3.1% or $54.1 million;

•	Reported net sales grew 12.3% or $216 million to $1.98 billion, compared to $1.76 billion for the same period in 2013;

•	Reported gross margin was 30.5% compared to 29.2% for the same period in 2013;

•	Net income decreased to $52.1 million, compared to net income of $76.4 million for the same period in 2013;

•	Earnings per share was $0.42 per diluted share, compared to $0.71 per diluted share for the same period in 2013;

•	Adjusted gross margin was 30.8% compared to 29.2% for the same period in 2013;

•	Adjusted net income was $113.4 million, compared to $95.7 million for the same period in 2013; and

•	Adjusted diluted earnings per share was $0.91 per diluted share, compared to $0.88 per diluted share for the same period in 2013.

For the six months ended June 30, 2014:

•	Organic net sales grew 1.9% or $62.8 million;

•	Reported net sales grew 11.0% or $367 million to $3.71 billion, compared to $3.34 billion for the same period in 2013;

•	Reported gross margin was 30.1% compared to 28.7% for the same period in 2013;

•	Net income decreased to $55.8 million, compared to net income of $72.0 million for the same period in 2013;

•	Earnings per share was $0.44 per diluted share, compared to $0.65 per diluted share for the same period in 2013;

•	Adjusted gross margin was 30.6% compared to 28.8% for the same period in 2013;

•	Adjusted net income was $138.5 million, compared to $128.8 million for the same period in 2013; and

•	Adjusted diluted earnings per share was $1.09 per diluted share, compared to $1.17 per diluted share for the same period in 2013.

“We are progressing on the year with another quarter of solid performance. In the quarter, we posted positive organic growth in all segments and continued expansion in gross margins, giving us good momentum as we enter the important back half of the year,” said Martin E. Franklin, Executive Chairman. “The broad based organic growth experienced this quarter was primarily driven by the success of our initiatives, product innovation, geographic expansion, and category extension. We additionally advanced our capital management objectives by flattening and extending out our debt repayment schedule through a recently completed issuance of a EUR 300 million private offering of 3 3⁄4% senior notes due 2021.”

James E. Lillie, Chief Executive Officer commented, “We are very pleased with our progress year-to-date. Posting second quarter organic growth of over 3% and a trailing twelve-month organic growth rate of 3.4% further affirms our comfort with our goal of 3%-5% average annual organic revenue growth. Jarden’s diversification continued to serve us well and the seasonally appropriate spring weather aided the continued sell-through of many of our products.” Mr. Lillie added, “Last week our senior management teams attended our annual global long-range strategic planning meeting. Our teams are aligned with our macro goals and have an array of products and profitability initiatives that we believe will continue to deliver consistent performance across each of our business segments not only for the remainder of 2014, but also should support our 2018 long-term goal achievement.”

All earnings per share and shares outstanding amounts have been adjusted to reflect the effect of the 3-for-2 split of the Company’s outstanding shares of common stock that occurred during the first quarter of 2013.

Please see the schedule accompanying this release for a reconciliation of non-GAAP organic net sales growth, adjusted gross margins, segment earnings, adjusted net income and adjusted basic and diluted earnings per share to the comparable GAAP measures.

The Company will be hosting a conference call at 8:30 a.m. (EDT) today, July 24, 2014, to further discuss its second quarter results. To listen to the call by telephone, please dial 888-455-2260 (domestic) or 719-457-2628 (international) and provide passcode: 3868785. The call will be simultaneously webcast at www.jarden.com. Supplemental information can be found in the For Investors section of the Company’s website. A replay of the call and webcast will be available for three weeks shortly after completion of the live call. To access the replay, call 888-203-1112 (domestic) or 719-457-0820 (international) and provide passcode: 3868785 or visit www.jarden.com.

Jarden Corporation is a leading provider of a diverse range of consumer products with a portfolio of over 120 trusted, quality brands sold globally. Jarden operates in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball®, Bee®, Bernardin®, Bicycle®, Billy Boy®, Crawford®, Diamond®, Dicon®, Fiona®, First Alert®, First Essentials®, Hoyle®, Kerr®, Lehigh®, Lifoam®, Lillo®, Loew-Cornell®, Mapa®, NUK®, Pine Mountain®, ProPak®, Quickie®, Spontex®, Tigex® and Yankee Candle®; Consumer Solutions: Bionaire®, Breville®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Outdoor Solutions: Abu Garcia®, AeroBed®, Berkley®, Campingaz® and Coleman®, ExOfficio®, Fenwick®, Greys®, Gulp!®, Hardy®, Invicta®, K2®, Madshus®, Marker®, Marmot®, Mitchell®, PENN®, Rawlings®, Ride®, Sevylor®, Shakespeare®, Stearns®, Stren®, Trilene®, Völkl®, Worth® and Zoot®. Headquartered in Florida, Jarden ranks #356 on the Fortune 500 and has over 30,000 employees worldwide. For further information about Jarden, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s earnings per share and adjusted diluted earnings per share, expected or estimated revenue, meeting financial goals, segment earnings, net interest expense, income tax provision, cash flow from operations, restructuring costs and other non-cash charges, the outlook for the Company’s markets and the demand for its products, consistent profitable growth, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic net sales growth, performance trends, bank leverage ratio, the success of new product introductions, growth in costs and expenses, the impact of commodities, currencies and transportation costs and the Company’s ability to manage its risk in these areas, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, our ability to raise new debt, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company’s ability to integrate and obtain the anticipated results and synergies from its consummated acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except earnings per share)

	Three months ended
	June 30, 2014			June 30, 2013
	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (Non-GAAP) (1)(2)(4)	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (Non-GAAP) (1)(2)(4)
Net sales	$1,975.1	$—	$1,975.1	$1,758.8	$—	$1,758.8
Cost of sales	1,373.1	(5.9)	1,367.2	1,245.3	—	1,245.3

Gross profit	602.0	5.9	607.9	513.5	—	513.5
Selling, general and administrative expenses	409.6	(18.7)	390.9	332.9	(5.1)	327.8
Restructuring costs, net	2.3	(2.3)	—	1.4	(1.4)	—

Operating earnings	190.1	26.9	217.0	179.2	6.5	185.7
Interest expense, net	52.9	(9.1)	43.8	46.2	(3.3)	42.9
Loss on early extinguishment of debt	54.4	(54.4)	—	8.8	(8.8)	—

Income before taxes	82.8	90.4	173.2	124.2	18.6	142.8
Income tax provision	30.7	29.1	59.8	47.8	(0.7)	47.1

Net income	$52.1	$61.3	$113.4	$76.4	$19.3	$95.7

Earnings per share:
Basic	$0.42		$0.92	$0.71		$0.89
Diluted	$0.42		$0.91	$0.71		$0.88
Weighted average shares outstanding:
Basic	123.1		123.1	107.6		107.6
Diluted	125.1		125.1	108.4		108.4

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except earnings per share)

	Six months ended
	June 30, 2014			June 30, 2013
	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (Non-GAAP) (1)(2)(4)	As Reported (GAAP) (2)	Adjustments (1)(4)	Adjusted (Non-GAAP) (1)(2)(4)
Net sales	$3,706.9	$—	$3,706.9	$3,339.5	$—	$3,339.5
Cost of sales	2,590.5	(17.4)	2,573.1	2,382.5	(5.0)	2,377.5

Gross profit	1,116.4	17.4	1,133.8	957.0	5.0	962.0
Selling, general and administrative expenses	860.5	(30.3)	830.2	719.5	(39.2)	680.3
Restructuring costs, net	2.6	(2.6)	—	1.4	(1.4)	—

Operating earnings	253.3	50.3	303.6	236.1	45.6	281.7
Interest expense, net	106.9	(14.8)	92.1	95.8	(6.3)	89.5
Loss on early extinguishment of debt	54.4	(54.4)	—	25.9	(25.9)	—

Income before taxes	92.0	119.5	211.5	114.4	77.8	192.2
Income tax provision	36.2	36.8	73.0	42.4	21.0	63.4

Net income	$55.8	$82.7	$138.5	$72.0	$56.8	$128.8

Earnings per share:
Basic	$0.45		$1.12	$0.66		$1.18
Diluted	$0.44		$1.09	$0.65		$1.17
Weighted average shares outstanding:
Basic	124.1		124.1	109.3		109.3
Diluted	126.9		126.9	110.1		110.1

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	June 30, 2014	June 30, 2013	December 31, 2013
Assets:
Cash and cash equivalents	$665.3	$788.3	$1,128.5
Accounts receivable, net	1,265.2	1,180.3	1,196.1
Inventories	1,695.8	1,523.4	1,411.9
Deferred taxes on income	214.9	186.5	185.7
Prepaid expenses and other current assets	166.3	170.0	161.3

Total current assets	4,007.5	3,848.5	4,083.5

Property, plant and equipment, net	848.9	677.2	852.6
Goodwill	2,690.8	1,820.1	2,620.3
Intangible assets, net	2,412.4	1,240.2	2,393.0
Other assets	168.7	151.1	146.7

Total assets	$10,128.3	$7,737.1	$10,096.1

Liabilities and stockholders’ equity:
Short-term debt and current portion of long-term debt	$767.2	$525.4	$655.1
Accounts payable	724.4	677.8	664.2
Accrued salaries, wages and employee benefits	175.6	161.7	192.6
Other current liabilities	405.5	406.4	527.5

Total current liabilities	2,072.7	1,771.3	2,039.4

Long-term debt	3,963.5	3,401.9	4,087.3
Deferred taxes on income	1,164.7	593.7	1,065.3
Other non-current liabilities	378.1	357.7	354.4

Total liabilities	7,579.0	6,124.6	7,546.4

Total stockholders’ equity	2,549.3	1,612.5	2,549.7

Total liabilities and stockholders’ equity	$10,128.3	$7,737.1	$10,096.1

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three months ended		Six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Cash flows from operating activities:
Net income	$52.1	$76.4	$55.8	$72.0
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	47.1	38.5	92.7	76.2
Venezuela devaluation-related charges	—	—	—	27.4
Stock-based compensation	6.1	7.3	41.0	44.5
Excess tax benefits from stock-based compensation	(1.6)	(1.2)	(34.9)	(3.4)
Other non-cash items	2.1	3.8	(4.9)	11.4
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	30.0	42.0	(27.4)	(67.9)
Inventory	(61.2)	(94.7)	(236.8)	(235.3)
Accounts payable	35.3	49.3	58.3	71.5
Other current assets and liabilities	(26.2)	43.4	(118.2)	(37.8)

Net cash provided by (used in) operating activities	83.7	164.8	(174.4)	(41.4)

Cash flows from financing activities:
Net change in short-term debt	39.5	(3.7)	34.0	0.5
Proceeds from issuance of long-term debt	1.4	267.9	691.6	520.9
Payments on long-term debt	(520.9)	(159.4)	(551.0)	(347.9)
Issuance/(repurchase) of common stock, net	(75.9)	1.4	(269.8)	(263.4)
Excess tax benefits from stock-based compensation	1.6	1.2	34.9	3.4
Debt issue costs	(0.6)	(6.5)	(16.6)	(11.6)
Other	(6.6)	(4.4)	(8.2)	(4.4)

Net cash provided by (used in) financing activities	(561.5)	96.5	(85.1)	(102.5)

Cash flows from investing activities:
Additions to property, plant and equipment	(58.2)	(48.8)	(99.3)	(73.5)
Acquisition of businesses, net of cash acquired	(108.4)	—	(108.4)	—
Other	1.5	1.7	4.8	(0.2)

Net cash used in investing activities	(165.1)	(47.1)	(202.9)	(73.7)

Effect of exchange rate changes on cash and cash equivalents	2.0	(5.9)	(0.8)	(28.2)

Net increase (decrease) in cash and cash equivalents	(640.9)	208.3	(463.2)	(245.8)
Cash and cash equivalents at beginning of period	1,306.2	580.0	1,128.5	1,034.1

Cash and cash equivalents at end of period	$665.3	$788.3	$665.3	$788.3

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended June 30, 2014
Net sales	$684.4	$445.6	$754.9	$111.8	$(21.6)	$1,975.1	$—	$1,975.1

Segment earnings (loss)	$105.5	$55.3	$100.2	$18.3	$—	$279.3	$(20.8)	$258.5

Adjustments to reconcile to reported operating earnings (loss):
Fair market value adjustment to inventory	—	(1.3)	—	—	—	(1.3)	—	(1.3)
Restructuring costs, net	—	(0.7)	(1.6)	—	—	(2.3)	—	(2.3)
Acquisition-related and other costs	(1.4)	(1.0)	(5.2)	—	—	(7.6)	(0.5)	(8.1)
Venezuela foreign exchange-related charges (b)	—	—	—	—	—	—	(9.6)	(9.6)
Depreciation and amortization	(21.9)	(6.7)	(14.3)	(2.8)	—	(45.7)	(1.4)	(47.1)

Operating earnings (loss)	$82.2	$45.6	$79.1	$15.5	$—	$222.4	$(32.3)	$190.1

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Three months ended June 30, 2013
Net sales	$488.3	$442.5	$741.1	$107.2	$(20.3)	$1,758.8	$—	$1,758.8

Segment earnings (loss)	$77.9	$61.7	$88.8	$16.7	$—	$245.1	$(26.0)	$219.1

Adjustments to reconcile to reported operating earnings (loss):
Restructuring costs, net	—	(1.4)	—	—	—	(1.4)	—	(1.4)
Depreciation and amortization	(13.1)	(7.7)	(13.9)	(2.8)	—	(37.5)	(1.0)	(38.5)

Operating earnings (loss)	$64.8	$52.6	$74.9	$13.9	$—	$206.2	$(27.0)	$179.2

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.
(b)	Foreign exchange losses on Venezuela cash conversion in 2014.

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Six months ended June 30, 2014
Net sales	$1,306.2	$789.6	$1,439.0	$214.1	$(42.0)	$3,706.9	$—	$3,706.9

Segment earnings (loss)	$180.5	$91.8	$155.5	$30.6	$—	$458.4	$(73.6)	$384.8

Adjustments to reconcile to reported operating earnings (loss):
Fair market value adjustment to inventory	—	(1.3)	—	—	—	(1.3)	—	(1.3)
Restructuring costs, net	—	(1.0)	(1.6)	—	—	(2.6)	—	(2.6)
Acquisition-related and other costs	(6.4)	(4.0)	(10.4)	—	—	(20.8)	(0.5)	(21.3)
Venezuela foreign exchange-related charges (b)	—	—	—	—	—	—	(13.6)	(13.6)
Depreciation and amortization	(41.9)	(14.4)	(28.1)	(5.6)	—	(90.0)	(2.7)	(92.7)

Operating earnings (loss)	$132.2	$71.1	$115.4	$25.0	$—	$343.7	$(90.4)	$253.3

	Branded Consumables	Consumer Solutions	Outdoor Solutions	Process Solutions	Intercompany Elimination (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated
Six months ended June 30, 2013
Net sales	$932.0	$805.8	$1,436.0	$204.8	$(39.1)	$3,339.5	$—	$3,339.5

Segment earnings (loss)	$134.0	$106.8	$160.0	$31.6	$—	$432.4	$(84.7)	$347.7

Adjustments to reconcile to reported operating earnings (loss):
Fair market value adjustment to inventory	(3.5)	—	(1.5)	—	—	(5.0)	—	(5.0)
Restructuring costs, net	—	(1.4)	—	—	—	(1.4)	—	(1.4)
Venezuela foreign exchange-related charges (b)	—	—	—	—	—	—	(29.0)	(29.0)
Depreciation and amortization	(25.9)	(15.3)	(27.4)	(5.6)	—	(74.2)	(2.0)	(76.2)

Operating earnings (loss)	$104.6	$90.1	$131.1	$26.0	$—	$351.8	$(115.7)	$236.1

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.
(b)	Foreign exchange losses on Venezuela cash conversion in 2014 and Venezuela devaluation-related charges in 2013.

JARDEN CORPORATION

NOTES TO EARNINGS RELEASE

Note 1: Adjustments relate to items that are excluded from the “As Reported” results to arrive at the “Adjusted” results for the three months ended June 30, 2014 and 2013. For the three months ended June 30, 2014, adjustments to net income included $1.3 million associated with the manufacturer’s profit in inventory charged to cost of sales, which is the purchase accounting fair value adjustment to inventory associated with a tuck-in acquisition; $2.3 million of restructuring costs primarily associated with international operations; $8.1 million of acquisition-related and other costs primarily associated with the rationalization of international manufacturing facilities; $9.6 million of Venezuela foreign exchange losses on cash conversion; $5.6 million of amortization of acquired intangible assets; $9.1 million of non-cash original issue discount amortization on convertible notes; and $54.4 million related to the loss on early extinguishment of debt. Also included in the adjustments to net income for the three months ended June 30, 2014 is the tax provision adjustment of $29.1 million, which reflects the normalization of the adjusted results to the Company’s 2014 estimated 34.5% effective tax rate.

For the three months ended June 30, 2013, adjustments to net income included $1.4 million of restructuring costs associated with Consumer Solutions’ international operations; $5.1 million of amortization of acquired intangible assets; $3.3 million of non-cash original issue discount amortization on convertible notes and $8.8 million related to the loss on early extinguishment of debt. Also included in the adjustments to net income for the three months ended June 30, 2013 is the tax benefit adjustment of $0.7 million, which reflects the normalization of the adjusted results to the Company’s 2013 estimated 33% effective tax rate.

For the six months ended June 30, 2014, adjustments to net income included $1.3 million associated with the manufacturer’s profit in inventory charged to cost of sales, which is the purchase accounting fair value adjustment to inventory associated with a tuck-in acquisition; $2.6 million of restructuring costs primarily associated with international operations; $21.3 million of acquisition-related and other costs primarily associated with the rationalization of international manufacturing facilities; $13.6 million of Venezuela foreign exchange losses on cash conversion; $11.5 million of amortization of acquired intangible assets; $14.8 million of non-cash original issue discount amortization on convertible notes; and $54.4 million related to the loss on early extinguishment of debt. Also included in the adjustments to net income for the six months ended June 30, 2014 is the tax provision adjustment of $36.8 million, which reflects the normalization of the adjusted results to the Company’s 2014 estimated 34.5% effective tax rate.

For the six months ended June 30, 2013, adjustments to net income included $5.0 million associated with the manufacturer’s profit in inventory charged to cost of sales, which is the purchase accounting fair value adjustment to inventory associated with December 2012 acquisitions; $1.4 million of restructuring costs associated with Consumer Solutions’ international operations; $29.0 million of Venezuela devaluation-related charges primarily attributable to the devaluation of the Venezuelan Bolivar in February 2013; $10.2 million of amortization of acquired intangible assets; $6.3 million of non-cash original issue discount amortization on convertible notes; and $25.9 million related to the loss on early extinguishment of debt. Also included in the adjustments to net income for the six months ended June 30, 2013 is the tax provision adjustment of $21.0 million, which reflects the normalization of the adjusted results to the Company’s 2013 estimated 33% effective tax rate.

Note 2: All earnings per share and shares outstanding amounts have been adjusted to reflect the effect of the 3-for-2 split of the Company’s outstanding shares of common stock that occurred during the first quarter of 2013.

Note 3: Organic net sales growth is a non-GAAP measure of net sales growth excluding the impacts of foreign exchange, certain acquisitions and exited businesses from year-over-year comparisons. The Company believes this measure provides investors with a more complete understanding of the underlying sales trends by providing net sales on a consistent basis. Organic net sales growth is also one of the measures used by management to analyze operating performance. The following table provides a reconciliation of organic net sales growth to the comparable GAAP measure of net sales growth for the three, six and trailing twelve months ended June 30, 2014:

	Three months ended		Six months ended		Trailing
	June 30, 2014		June 30, 2014		twelve months
Reconciliation of Non-GAAP measure
Net sales growth	$216.3	12.3%	$367.4	11.0%	12.5%
Foreign exchange impacts	5.1	0.3%	28.1	0.8%	1.4%
(Acquisitions)/exited businesses, net	(167.3)	(9.5)%	(332.7)	(10.0)%	(10.5)%

Organic net sales growth	$54.1	3.1%	$62.8	1.9%	3.4%

Note 4: This earnings release contains non-GAAP financial measures that may not be directly comparable to other similarly titled measures used by other companies. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in monitoring and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to certain restructuring costs, acquisition-related and other costs, non-cash purchase accounting adjustments, the elimination of manufacturer’s profit in inventory, Venezuela hyperinflationary and foreign exchange-related charges, non-cash impairment charges of goodwill, intangibles and other assets, non-cash stock-based compensation costs, loss on early extinguishment of debt, non-cash original issue discount amortization and other items, as applicable. Adjusted gross margin is calculated by dividing adjusted gross profit by net sales. Segment earnings (As Adjusted EBITDA) margin is calculated by dividing segment earnings (As Adjusted EBITDA) by net sales. Adjusted SG&A margin is calculated by dividing adjusted SG&A by net sales. Adjusted net interest expense is calculated by deducting original issue discount amortization from net interest expense. Adjusted income tax provision is calculated by adding the income tax provision adjustment, which reflects the normalization of the adjusted results to the Company’s estimated effective tax rate, to the income tax provision. These non-GAAP measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP.

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